On2 Technologies, Inc.
21 Corporate Drive, Suite 103
Clifton Park, NY 12065

June 11th, 2007

Rockmore Investment Master Fund
150 East 58th, Street, 28th flr
New York, NY 10155
Attention: Bruce Bernstein
Managing Member

Dear Mr. Bernstein:

This letter agreement refers to the Common Stock Purchase Warrant (the "Warrant") to purchase 328,947 shares of the Common Stock, par value $0.01 per share, of On2 Technologies, Inc., a Delaware corporation (the "Company"), issued to you on August 24, 2006. Capitalized terms used in this letter agreement without definition shall have the respective meanings given them in the Securities Purchase Agreement, dated August 24, 2006, among the Company and the investors signatory thereto (the "Purchase Agreement").

Pursuant to Section 4(l) of the Warrant, in consideration of the mutual promises set forth below, you and the Company hereby agree as follows:

1. Effective immediately upon the execution of this letter agreement, the Exercise Price (as defined in the Warrant), subject to adjustment under the Warrant, shall be reduced to $0.69.

2. Section 3(b) of the Warrant is hereby amended and restated in full to read as follows:

> "Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time after June 1, 2007 while this Warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) and Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices otherwise, or due to warrants, options or rights per share which are issued in connection with such

issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased (subject to the limit referred to below) such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment; provided, that (i) the Base Share Price shall in no event be reduced to below $0.41 per share (adjusted for stock dividends, stock splits, reverse stock splits and other similar recapitalizations occurring after the date hereof) (the "Floor Price") and (ii) if the number of Warrant Shares issuable hereunder would increase by more than 333,333 shares as a result of the foregoing adjustment, then the number of Warrant Shares issuable hereunder shall be increased by 333,333 shares and only 333,333 shares. Such adjustments shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise."

3. Except as expressly set forth in paragraphs 1 and 2 above, and as otherwise expressly set forth herein, all of the terms and conditions of the Warrants and the other Transaction Documents shall continue in full force and effect after the execution of this letter agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the undersigned Purchaser under the Transaction Documents.

4. Within two Trading Days of the date hereof, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to the undersigned disclosing the material terms of the transactions contemplated hereby, which shall include this letter agreement as an attachment thereto. In addition, within two Trading Days of the date hereof, the Company shall file a prospectus supplement under Rule 424 under the

Securities Act to registration statement number 333-137577, disclosing the terms of the transactions hereunder.

5. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

7. The Company has provided all Purchasers with the same warrant amendment terms as set forth herein. Except as specifically set forth herein, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together, when executed and delivered by facsimile or .pdf copies, shall constitute one and the same instrument.

Please indicate your agreement to the foregoing by signing in the space provided below, whereupon this letter agreement shall become a binding agreement between us.

Very truly yours,

On2 Technologies, Inc.

By: B. Joll
Name: Bill Joll
Title: Chief Executive Officer

Rockmore Investment Master Fund

By: B. Daly
Name: Brian Daly
Title: Managing Member